ARTICLES OF AMENDMENT

OF

PARAGON SHIPPING INC.

Reg. No. 18649

REPUBLIC OF THE MARSHALL ISLANDS

REGISTRAR OF CORPORATIONS

DUPLICATE COPY

The original of this Document was filed in
accordance with Section 5 of the
Business Corporations Act on

NON RESIDENT

July 28, 2017

Deputy Registrar

APOSTILLE

(Hague Convention of 5 October 1961/
Convention de la Haye du October 1961)

1. Country: The Republic of the Marshall Islands

This Public Document

2. has been signed by: A. Konstantinou

3. acting in the capacity of: Deputy Registrar, Republic of the Marshall Islands

4. bears the seal/stamp of: Registrar of Corporations, Republic of the Marshall Islands

Certified

5. at: Piraeus, Greece 6. on July 28, 2017

7. by: Special Agent of the Republic of the Marshall Islands

8. Number: P-20404-07/17

9. Seal/stamp: 10. Signature:

ARTICLES OF AMENDMENT OF

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

PARAGON SHIPPING INC.

UNDER SECTION 90 OF

THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

I, Michael Bodouroglou, as the Chief Executive Officer of Paragon Shipping Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the "Corporation"), for the purpose of amending the Amended and Restated Articles of Incorporation of the Corporation pursuant to Section 90 of the Business Corporations Acts, as amended, hereby certify that:

1. The name of the Corporation is PARAGON SHIPPING INC.

2. The Articles of Incorporation were filed with the Registrar of Corporations as of April 26, 2006 and were subsequently amended on October 20, 2006.

3. The Articles of Incorporation as amended, were amended and restated on October 26, 2006, November 20, 2006 and April 7, 2010.

4. The Articles of Incorporation as amended and restated, were further amended on November 2, 2012 and February 22, 2016.

5. Section *"Reverse Stock Split"* of Article D of the Amended and Restated Articles of Incorporation which was added in the Amended and Restated Articles of Incorporation on February 22, 2016 is hereby deleted in its entirely, and the following shall be inserted in its place:

   "Effective as of 5:01 p.m., Marshall Islands time on July 31, 2017 (12:01 a.m., New York time on July 31, 2017), every one hundred (100) shares of class A common stock of the Corporation then issued and outstanding shall, automatically and

without any action on the part of the respective holders thereof, be combined, converted and changed into one (1) share of class A common stock of the Corporation (the "Reverse Stock Split"); provided, however, that the number and par value of shares of common stock and the number and par value of shares of preferred stock authorized pursuant to this Paragraph D shall not be altered. No fractional shares shall be issued upon the Reverse Stock Split. All shares of class A common stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of class A common stock, the Corporation shall, in lieu of issuing any such fractional share, round such fractional share up to the nearest whole share."

6. All of the other provisions of the Amended and Restated Articles of Incorporation shall remain unchanged.

7. This amendment of the Amended and Restated Articles of Incorporation was authorized by actions of the Board of Directors and a vote of the holders of the majority of all outstanding shares of the Corporation with a right to vote thereon at the Annual General Meeting of Shareholders of the Corporation held on June 15, 2017.

IN WITNESS WHEREOF, I have executed this Amendment to the Amended and Restated Articles of Incorporation on this 28th day of July, 2017.

Name: Michael Bodouroglou
Title: Chief Executive Officer

ACKNOWLEDGEMENT

Date: 28th day of July 2017

I acknowledge that MICHAEL BODOUROGLOU known to me to be the individual described within, executed the foregoing instrument on 28th day of July 2017 and that the execution thereof was his/her act and deed.

E. M. Vita
Special Agent

SPECIAL AGENT OF THE MARSHALL ISLANDS